Exhibit 107
Calculation of Filing Fee Tables

Form F-10
(Form Type)

Sandstorm Gold Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Warrants		(1)	(1)	—	—	—
	Other	Subscription Receipts		(1)	(1)	—	—	—
	Other	Units		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$500,000,000 (2)	$0.00015310	$76,550
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$500,000,000 (2)		$76,550
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$37,815
	Net Fee Due (3)							$38,735

(1) There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, debt securities, warrants, subscription receipts and units of Sandstorm Gold Ltd. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed $500,000,000.

(3) On September 22, 2022, the Registrant filed a registration statement on Form F-10 (File No. 333-267554) (the “Prior Registration Statement”) to register securities with an aggregate maximum offering price of $500,000,000 and paid a registration fee of $46,350 in connection therewith. As of the date of this Registration Statement, an aggregate of $92,080,500 of securities registered on the Prior Registration Statement were issued and sold and an aggregate of $407,919,500 securities remain unsold and unissued, which unsold and unissued securities are hereby deregistered. The Registrant previously paid in the aggregate $37,815 in registration fees in connection with $407,919,500 of unsold and unissued securities registered under the Prior Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act, $37,815 is being offset against the total registration fee due for this registration statement. As the total filing fee required for this Registration Statement is $76,550, taking into consideration the available offset of $37,815 from the Prior Registration Statement, the Registrant has accordingly transmitted $38,735 for this Registration Statement.

Table 2: Fee Offset Claims and Sources
In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Sandstorm Gold Ltd.	F-10	333-267554	September 22, 2022		$37,815 (1)	Equity	(2)	$407,919,500	$407,919,500
Debt
Other
Fee Offset Sources	Sandstorm Gold Ltd.	F-10	333-267554	September 22, 2022							$2,843 (3)
	Sandstorm Gold Ltd.	F-10	333-237619	April 9, 2020							$21,190 (4)
	Sandstorm Gold Ltd.	F-10	333-229756	February 20, 2019							$1,060 (5)
	Sandstorm Gold Ltd.	F-10	333-215009	December 9, 2016							$15,722 (6)

(1)	The Registrant previously paid $46,350 in registration fees (Registrant transferred funds of $2,843 and used offsets of $43,507 for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-267554) initially filed on September 22, 2022 pertaining to the registration of $500,000,000 of securities of the Registrant (the “Prior Registration Statement”), of which $38,927.51 in registration fees remains unutilized and, accordingly, pursuant to Rule 457(p) under the Securities Act, $37,815 is being offset against the total registration fee due for this Registration Statement.

(2)
The Registrant registered under the Prior Registration Statement such indeterminate number of Common Shares, Debt Securities, Warrants, Subscription Receipts or Units of the Registrant as shall have an aggregate initial offering price not to exceed $500,000,000.

(3)
An aggregate of $46,350 in registration fees was previously paid in connection with an aggregate of $500,000,000 of securities registered under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, $43,507 paid in connection with unsold securities relating to the $350,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-237619) initially filed on April 9, 2020 (the “2020 Registration Statement”) was offset against the filing fee due in connection with the Prior Registration Statement. Accordingly, $2,843 was paid at the time of filing the Prior Registration Statement.

(4)	An aggregate of $45,430 in registration fees was previously paid in connection with an aggregate of $350,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-237619) initially filed on April 9, 2020 (the “2020 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $24,240 paid in connection with unsold securities relating to the 2019 Registration Statement (defined below) was offset against the filing fee due in connection with the 2020 Registration Statement. Accordingly, $21,190 was paid at the time of filing the 2020 Registration Statement.

(5)	An aggregate of $24,240 in registration fees was previously paid in connection with an aggregate of $200,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-229756) initially filed on February 20, 2019 by the Registrant (the “2019 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $23,180 paid in connection with unsold securities relating to the 2016 Registration Statement (defined below) was offset against the filing fee due in connection with the 2019 Registration Statement. Accordingly, $1,060 was paid at the time of filing the 2019 Registration Statement.
(6)	An aggregate of $23,180 was previously paid in connection with an aggregate of $200,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-215009) filed on December 9, 2016 (the “2016 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $7,408 paid in connection with unsold securities relating to the Initial Registration Statement (defined below) was offset against the filing fee due in connection with the 2016 Registration Statement. Accordingly, $15,772 was paid at the time of filing the 2016 Registration Statement.